Exhibit 10.41

Agreement

This Agreement (this “Agreement”) is entered into by and among the parties below as of December 28, 2013 in Shenzhen, People’s Republic of China (“PRC”):

500.COM LIMITED (“500.COM”), a company established and existing under the laws of Cayman Islands, with its address at Floor 4, Willow House, Cricket Square, P.O. Box 2804, Grand Cayman;

E-Sun Sky Computer (Shenzhen) Co., Ltd. (“E-Sun Sky Computer”), a wholly foreign owned enterprise, established and existing under the laws of the PRC, with its address at Room 3-A, Complex Building (including affiliated equipment room), Shenxianling Sports Center, Central City, Longgang District, Shenzhen;

Yuan Liangdong, a Chinese citizen with Chinese Identification No.: 422801198302140612.

The above parties shall be collectively referred to as the “Parties”.

Whereas:

A.	Yuan Liangdong is a shareholder of Shenzhen Guangtiandi Technology Co., Ltd. (a limited liability company established and existing under the laws of the PRC, with its address at Room 2-A (only for business purposes), Complex Building (including affiliated equipment room), Shenxianling Sports Center, Central City, Longgang District, Shenzhen, “Guangtiandi”);

B.	E-Sun Sky Computer is a subsidiary wholly owned by 500.COM in Shenzhen, PRC;

The Parties hereby acknowledge certain financial and other matters regarding Guangtiandi as follows:

1.	500.COM acknowledges and undertakes that, since the date of this Agreement (“Effective Date”), when needed by Guangtiandi, 500.COM agrees to provide unconditional financial support, either by itself or through its wholly-owned subsidiary in China—E-Sun Sky Computer, to Yuan Liangdong in ways permitted by the PRC laws and regulations (“Financial Support”). Yuan Liangdong agrees to accept such Financial Support in ways permitted by the PRC laws and regulations and undertakes to use unconditionally such Financial Support only for providing funds to Guangtiandi so as to develop its business.

2.	If 500.COM provides Financial Support by itself or through E-Sun Sky Computer, the repayment due date and method will be negotiated and determined by the Parties separately. To the extent permitted by the PRC laws and other applicable laws, if Yuan Liangdong exempts the repayment obligations of Guangtiandi as needed by Guangtiandi, 500.COM agrees, either by itself or by instructing E-Sun Sky Computer, to exempt the repayment obligations of Yuan Liangdong.

3.	Yuan Liangdong agrees that, to the extent permitted by the PRC laws and other applicable laws, if needed by Guangtiandi, Yuan Liangdong may exempt the repayment obligations of Guangtiandi.

500.COM LIMITED

By:	/s/ Man San Law
Name:	Man San Law
Title:	Director

E-Sun Sky Computer (Shenzhen) Co., Ltd.

By:	/s/ Geng Jin
Name:	Geng Jin
Title:	Legal Representative
Yuan Liangdong

By:	/s/ Yuan Liangdong